Exhibit 99.1

FOR IMMEDIATE RELEASE

Genesis HealthCare Contact:

Investor Relations

610-925-2000

GENESIS HEALTHCARE REPORTS SOLID SECOND QUARTER 2019 RESULTS

KENNETT SQUARE, PA – (August 8, 2019) – Genesis Healthcare, Inc. (Genesis, or the Company) (NYSE:GEN), one of the largest post-acute care providers in the United States, today announced operating results for the second quarter ended June 30, 2019.

Second Quarter 2019 Results

•	US GAAP revenue in the second quarter of 2019 was $1.15 billion compared to $1.27 billion in the second quarter of 2018;

•	US GAAP net loss attributable to Genesis Healthcare, Inc. in the second quarter of 2019 was $4.8 million compared to a net loss of $39.6 million in the second quarter of 2018; and

•	Adjusted EBITDAR in the second quarter of 2019 was $156.0 million compared to $163.3 million in the second quarter of 2018.

“We are pleased to announce another consecutive strong quarter for Genesis,” noted George V. Hager, Jr., Chief Executive Officer of Genesis.  “Current quarter “same-store” Adjusted EBITDAR grew 4.1% and the related margin expanded by 80 basis points, as compared to the prior year quarter.  “Our inpatient segment continues the steady and improving performance experienced over the past few quarters led by “same-store” occupancy growth of 80 basis points and effective expense management.”

“Our team of dedicated professionals remains focused on providing quality outcomes to our patients, optimizing our portfolio of assets, improving operating performance and making final preparations for the October 1, 2019 transition to the new Medicare Patient Driven Payment Model, which we expect will be good for our patients and accretive for Genesis,” continued Hager.

Portfolio Optimization

Genesis continues to exit underperforming facilities and certain low density markets in order to focus on investment and growth in core, strategic markets. During the second quarter of 2019, Genesis divested, exited or closed the operations of nine facilities.  During the first and second quarter of 2019, Genesis exited a total of 19 facilities with approximate annual net revenue of $179.0 million, a pre-tax net loss of $9.1 million and Adjusted EBITDA of $4.4 million. These transactions resulted in the reduction of approximately $4.3 million of annual cash lease payments.

Subsequent to June 30, 2019, Genesis divested 11 leased facilities and one owned assisted living facility.  As a result of these divestitures, Genesis completed its exit from the inpatient business in Ohio.    The 12 divested facilities resulted in a reduction of $1.9 million of annual cash lease payments.  In aggregate, these 12 facilities generate approximate annual net revenue of $73.5 million, a pre-tax net loss of $4.7 million and Adjusted EBITDA of $2.4 million.

“In addition to divestitures, we are prioritizing future transactions that will lessen the burden of lease escalators, allow us to participate in future real estate appreciation, reduce our overall cost of capital and set the stage for greater facility ownership in the future,” commented Hager.

Adoption of New Lease Accounting Standard

On January 1, 2019, Genesis adopted FASB Accounting Standards Codification Topic 842, Leases (Topic 842), which requires lessees to recognize leases on-balance sheet.  Therefore, comparative information for periods prior to January 1, 2019 has not been adjusted.

Topic 842 had a material effect on Genesis’s consolidated financial statements.  The most significant effects of adoption relate to (1) the recognition of new right-of-use (ROU) assets and lease liabilities on its consolidated balance sheet for real estate operating leases; (2) the derecognition of existing assets and liabilities for sale-leaseback transactions that previously did not qualify for sale accounting; and (3) providing significant new disclosures about its leasing activities.    In addition, for the three and six months ended June 30, 2019, adoption of Topic 842 is the primary driver of the increase to lease expense and the decrease to interest expense, when compared to the same periods in the prior year, since the prior year has not been adjusted.

Conference Call

Genesis Healthcare, Inc. will hold a conference call at 8:30 a.m. Eastern Time on Thursday,  August 8, 2019.  Investors can access the conference call by calling (855) 849-2198 or live via a listen-only webcast through the Genesis website at http://www.genesishcc.com/investor-relations/, where a replay of the call will also be posted for one year.

About Genesis Healthcare, Inc.

Genesis Healthcare, Inc. (NYSE: GEN) is a holding company with subsidiaries that, on a combined basis, comprise one of the nation's largest post-acute care providers with approximately 400  skilled nursing facilities and assisted/senior living communities in 27 states nationwide. Genesis subsidiaries also supply rehabilitation therapy to approximately 1,200 healthcare providers in 46 states, the District of Columbia and China.  References made in this release to "Genesis," "the Company," "we," "us" and "our" refer to Genesis Healthcare, Inc. and each of its wholly-owned companies. Visit our website at www.genesishcc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” “plans,” or “prospect,” or the negative or other variations thereof or comparable terminology. They include, but are not limited to, statements about Genesis’ expectations and beliefs regarding its future financial performance, anticipated cost management, anticipated business development, anticipated financing activities and anticipated demographic and supply-demand trends facing the industry. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release, and there can be no assurance that they will be achieved or occur, in whole or in part, in the timeframes anticipated by the Company or at all. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Genesis may differ materially from that expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, the following:

• reductions and/or delays in Medicare or Medicaid reimbursement rates, or changes in the rules governing the Medicare or Medicaid programs could have a material adverse effect on our revenues, financial condition and results of operations;

• reforms to the U.S. healthcare system that have imposed new requirements on us and uncertainties regarding potential material changes to such reforms;

• revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;

• our success being dependent upon retaining key executives and personnel;

• it can be difficult to attract and retain qualified nurses, therapists, healthcare professionals and other key personnel, which, along with a growing number of minimum wage and compensation related regulations, can increase our costs related to these employees;

• recently enacted changes in Medicare reimbursements for physician and non-physician services could impact reimbursement for medical professionals;

• we are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance;

• our physician services operations are subject to corporate practice of medicine laws and regulations. Our failure to comply with these laws and regulations could have a material adverse effect on our business and operations;

• we face inspections, reviews, audits and investigations under federal and state government programs, such as the Department of Justice. These investigations and audits could result in adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition, and reputation;

• significant legal actions, which are commonplace in our industry, could subject us to increased operating costs, which could materially and adversely affect our results of operations, liquidity, financial condition, and reputation;

• insurance coverages, including professional liability coverage, may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses;

• failure to maintain effective internal control over financial reporting could have an adverse effect on our ability to report on our financial results on a timely and accurate basis;

• we may be unable to reduce costs to offset decreases in our patient census levels or other expenses timely and completely;

• completed and future acquisitions may consume significant resources, may be unsuccessful and could expose us to unforeseen liabilities and integration risks;

• we lease a significant number of our facilities and may experience risks relating to lease termination, lease expense escalators, lease extensions, special charges and leases that are not economically efficient in the current business environment;

• our substantial indebtedness, scheduled maturities and disruptions in the financial markets could affect our ability to obtain financing or to extend or refinance debt as it matures, which could negatively impact our results of operations, liquidity, financial condition and the market price of our common stock;

•  exposure to the credit and non-payment risk of our contracted customer relationships, including as a result from bankruptcy, receivership, liquidation, reorganization or insolvency, especially during times of systemic industry pressures, economic conditions, regulatory uncertainty and tight credit markets, which could result in material losses; and

• some of our directors are significant stockholders or representatives of significant stockholders, which may present issues regarding diversion of corporate opportunities and other potential conflicts.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the U.S. Securities and Exchange Commission,  discuss the foregoing risks as well as other important risks and uncertainties of which investors should be aware. Any forward-looking statements contained herein are made only as of the date of this release. Genesis disclaims any obligation to update its forward-looking statements or any of the information contained in this release. Investors are cautioned not to place undue reliance on these forward-looking statements.

###

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net revenues	$1,145,052	$1,272,360	$2,306,692	$2,573,432
Salaries, wages and benefits	626,159	705,754	1,268,569	1,441,524
Other operating expenses	332,528	370,555	675,066	754,715
General and administrative costs	35,562	39,046	71,094	78,921
Lease expense	94,586	32,111	188,647	65,182
Depreciation and amortization expense	28,268	63,495	66,463	114,998
Interest expense	52,975	117,955	104,491	232,992
(Gain) loss on early extinguishment of debt	(24)	(501)	(24)	9,785
Investment income	(2,143)	(1,631)	(4,007)	(2,678)
Other income	(23,413)	(22,220)	(40,330)	(22,152)
Transaction costs	8,823	3,112	10,084	15,207
Long-lived asset impairments	900	27,257	900	55,617
Goodwill and identifiable intangible asset impairments	—	1,132	—	1,132
Equity in net (income) loss of unconsolidated affiliates	(24)	38	(85)	258
Loss before income tax benefit	(9,145)	(63,743)	(34,176)	(172,069)
Income tax benefit	(162)	(886)	(111)	(539)
Net loss	(8,983)	(62,857)	(34,065)	(171,530)
Less net loss attributable to noncontrolling interests	4,164	23,245	13,983	63,380
Net loss attributable to Genesis Healthcare, Inc.	$(4,819)	$(39,612)	$(20,082)	$(108,150)
Loss per common share:
Basic and diluted:
Weighted-average shares outstanding for loss from continuing operations per share	106,846	100,596	105,289	99,430
Net loss attributable to Genesis Healthcare, Inc.	$(0.05)	$(0.39)	$(0.19)	$(1.09)

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS)

	June 30,	December 31,
	2019	2018
Assets:
Current assets:
Cash and equivalents	$11,857	$20,865
Restricted cash and equivalents	32,600	73,762
Accounts receivable, net of allowance for doubtful accounts	558,907	622,717
Other current assets	143,264	158,281
Total current assets	746,628	875,625
Property and equipment, net of accumulated depreciation	673,911	2,887,554
Finance lease right-of-use asset, net of accumulated amortization	516,537	—
Operating lease right-of-use asset	2,200,252	—
Restricted cash and equivalents	52,334	47,649
Identifiable intangible assets, net of accumulated amortization	92,397	119,082
Goodwill	85,642	85,642
Other long-term assets	274,879	248,071
Total assets	$4,642,580	$4,263,623

Liabilities and Stockholders' Deficit:
Current liabilities:
Accounts payable and accrued expenses	$448,579	$462,599
Accrued compensation	155,639	172,726
Other current liabilities	359,841	276,887
Total current liabilities	964,059	912,212

Long-term debt	1,142,079	1,082,933
Finance lease obligations	839,196	967,942
Operating lease obligations	2,250,790	—
Financing obligations	—	2,732,939
Other long-term liabilities	579,435	612,463
Stockholders' deficit	(1,132,979)	(2,044,866)
Total liabilities and stockholders' deficit	$4,642,580	$4,263,623

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Six months ended June 30,
	2019	2018
Net cash provided by operating activities (1)	$36,081	$11,469
Net cash used in investing activities	(162,208)	(35,082)
Net cash provided by financing activities	80,642	108,047
Net (decrease) increase in cash, cash equivalents and restricted cash and equivalents	(45,485)	84,434
Beginning of period	142,276	58,638
End of period	$96,791	$143,072

(1) - Net cash provided by operating activities in the six months ended June 30, 2019 and 2018 includes approximately $10.1  million and $15.2 million, respectively, of cash payments for transaction-related costs.

GENESIS HEALTHCARE, INC.

KEY PERFORMANCE AND VALUATION MEASURES

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Financial Results (in thousands)
Net revenues	$1,145,052	$1,272,360	$2,306,692	$2,573,432
EBITDA	72,098	117,707	136,778	175,921
Adjusted EBITDAR	156,019	163,326	304,516	313,943
Adjusted EBITDA	61,433	131,215	115,869	248,761
Net loss attributable to Genesis Healthcare, Inc.	(4,819)	(39,612)	(20,082)	(108,150)

INPATIENT SEGMENT:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Occupancy Statistics - Inpatient
Available licensed beds in service at end of period	46,353	52,303	46,353	52,303
Available operating beds in service at end of period	44,408	50,182	44,408	50,182
Available patient days based on licensed beds	4,213,333	4,759,573	8,378,173	9,466,843
Available patient days based on operating beds	4,036,602	4,567,679	8,027,459	9,087,860
Actual patient days	3,496,046	3,840,181	6,977,410	7,681,223
Occupancy percentage - licensed beds	83.0%	80.7%	83.3%	81.1%
Occupancy percentage - operating beds	86.6%	84.1%	86.9%	84.5%
Skilled mix	18.2%	18.9%	18.6%	19.6%
Average daily census	38,418	42,200	38,549	42,438
Revenue per patient day (skilled nursing facilities)
Medicare Part A	$528	$528	$526	$526
Insurance	454	461	456	458
Private and other	364	337	361	335
Medicaid	231	223	231	223
Medicaid (net of provider taxes)	211	204	211	204
Weighted average (net of provider taxes)	$277	$274	$278	$275
Patient days by payor (skilled nursing facilities)
Medicare	344,916	400,370	704,651	834,094
Insurance	252,272	285,935	518,739	591,221
Total skilled mix days	597,188	686,305	1,223,390	1,425,315
Private and other	193,603	227,920	379,838	454,823
Medicaid	2,505,024	2,726,538	4,975,038	5,405,661
Total Days	3,295,815	3,640,763	6,578,266	7,285,799
Patient days as a percentage of total patient days (skilled nursing facilities)
Medicare	10.5%	11.0%	10.7%	11.4%
Insurance	7.7%	7.9%	7.9%	8.2%
Skilled mix	18.2%	18.9%	18.6%	19.6%
Private and other	5.9%	6.3%	5.8%	6.2%
Medicaid	75.9%	74.8%	75.6%	74.2%
Total	100.0%	100.0%	100.0%	100.0%
Facilities at end of period
Skilled nursing facilities
Leased	311	341	311	341
Owned	37	44	37	44
Joint Venture	20	5	20	5
Managed *	12	35	12	35
Total skilled nursing facilities	380	425	380	425
Total licensed beds	46,108	52,232	46,108	52,232
Assisted/Senior living facilities:
Leased	21	19	21	19
Owned	3	4	3	4
Joint Venture	1	1	1	1
Managed	2	2	2	2
Total assisted/senior living facilities	27	26	27	26
Total licensed beds	2,233	2,209	2,233	2,209
Total facilities	407	451	407	451

Total Jointly Owned and Managed— (Unconsolidated)	14	15	14	15

REHABILITATION THERAPY SEGMENT**:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenue mix %:
Company-operated	36%	37%	36%	37%
Non-affiliated	64%	63%	64%	63%
Sites of service (at end of period)	1,203	1,424	1,203	1,424
Revenue per site	$153,373	$158,619	$302,642	$315,914
Therapist efficiency %	73%	68%	72%	68%

* In 2018, includes 20 facilities located in Texas for which the real estate is owned by Genesis.

** Excludes respiratory therapy services.

Reasons for Non-GAAP Financial Disclosure

The following discussion includes references to Adjusted EBITDAR, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures (collectively, Non-GAAP Financial Measures). A Non-GAAP Financial Measure is a numerical measure of a registrant’s historical or future financial performance, financial position and cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  In this regard, GAAP refers to generally accepted accounting principles in the United States.  We have provided reconciliations of the Non-GAAP Financial Measures to the most directly comparable GAAP financial measures.

We believe the presentation of Non-GAAP Financial Measures provides useful information to investors regarding our results of operations because these financial measures are useful for trending, analyzing and benchmarking the performance and value of our business.  By excluding certain expenses and other items that may not be indicative of our core business operating results, these Non-GAAP Financial Measures:

•allow investors to evaluate our performance from management’s perspective, resulting in greater transparency with respect to supplemental information used by us in our financial and operational decision making;

•facilitate comparisons with prior periods and reflect the principal basis on which management monitors financial performance;

•facilitate comparisons with the performance of others in the post-acute industry;

•provide better transparency as to the measures used by management and others who follow our industry to estimate the value of our company; and

•allow investors to view our financial performance and condition in the same manner as our significant landlords and lenders require us to report financial information to them in connection with determining our compliance with financial covenants.

We use Non-GAAP Financial Measures primarily as performance measures and believe that the GAAP financial measure most directly comparable to them is net income (loss) attributable to Genesis Healthcare, Inc.  We use Non-GAAP Financial Measures to assess the value of our business and the performance of our operating businesses, as well as the employees responsible for operating such businesses.  Non-GAAP Financial Measures are useful in this regard because they do not include such costs as interest expense, income taxes and depreciation and amortization expense which may vary from business unit to business unit depending upon such factors as the method used to finance the original purchase of the business unit or the tax law in the state in which a business unit operates.  By excluding such factors when measuring financial performance, many of which are outside of the control of the employees responsible for operating our business units, we are better able to evaluate value and the operating performance of the business unit and the employees responsible for business unit performance.  Consequently, we use these Non-GAAP Financial Measures to determine the extent to which our employees have met performance goals, and therefore the extent to which they may or may not be eligible for incentive compensation awards.

We also use Non-GAAP Financial Measures in our annual budget process.  We believe these Non-GAAP Financial Measures facilitate internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance.  The presentation of these Non-GAAP Financial Measures is consistent with our past practice and we believe these measures further enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods.

Although we use Non-GAAP Financial Measures as financial measures to assess value and the performance of our business, the use of these Non-GAAP Financial Measures is limited because they do not consider certain material costs necessary to operate the business.  These costs include our lease expense (only in the case of Adjusted EBITDAR), the cost to service debt, the depreciation and amortization associated with our long-lived assets, losses on early extinguishment of debt, transaction costs, long-lived asset impairment charges, federal and state income tax expenses, the operating results of our discontinued businesses and the income or loss attributable to noncontrolling interests.  Because Non-GAAP Financial Measures do not consider these important elements of our cost structure, a user of our financial information who relies on Non-GAAP Financial Measures as the only measures of our performance could draw an incomplete or misleading conclusion regarding our financial performance.  Consequently, a user of our financial information should consider net loss attributable to Genesis Healthcare, Inc. as an important measure of its financial performance because it provides the most complete measure of our performance.

Other companies may define Non-GAAP Financial Measures differently and, as a result, our Non-GAAP Financial Measures may not be directly comparable to those of other companies.  Non-GAAP Financial Measures do not represent net income (loss), as defined by GAAP. Non-GAAP Financial Measures should be considered in addition to, not as a substitute for, or superior to, GAAP Financial Measures.

We use the following Non-GAAP Financial Measures that we believe are useful to investors as key valuation and operating performance measures:

EBITDA

We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (interest expense) and our asset base (depreciation and amortization expense) from our operating results.  In addition, covenants in our debt agreements use EBITDA as a measure of financial compliance.

Adjustments to EBITDA

We adjust EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance,  in the case of Adjusted EBITDA.  We believe that the presentation of Adjusted EBITDA, when combined with GAAP net loss attributable to Genesis Healthcare, Inc., and EBITDA, is beneficial to an investor’s complete understanding of our operating performance. In addition, such adjustments are substantially similar to the adjustments to EBITDA provided for in the financial covenant calculations contained in our lease and debt agreements.

We adjust EBITDA for the following items:

•

(Gain) loss on early extinguishment of debt. We recognize gains or losses on the early extinguishment of debt when we refinance our debt prior to its original term, requiring us to write-off any unamortized deferred financing fees.  We exclude the effect of gains or losses recorded on the early extinguishment of debt because we believe these gains and losses do not accurately reflect the underlying performance of our operating businesses.

•

Other income.    We primarily use this income statement caption to capture gains and losses on the sale or disposition of assets.  We exclude the effect of such gains and losses because we believe they do not accurately reflect the underlying performance of our operating businesses.

•

Transaction costs. In connection with our acquisition and disposition transactions, we incur costs consisting of investment banking, legal, transaction-based compensation and other professional service costs.  We exclude acquisition and disposition related transaction costs expensed during the period because we believe these costs do not reflect the underlying performance of our operating businesses.

•

Long-lived asset impairments.  We exclude non-cash long-lived asset impairment charges because we believe including them does not reflect the ongoing performance of our operating businesses.  Additionally, such impairment charges represent accelerated depreciation expense, and depreciation expense is also excluded from EBITDA.

•

Goodwill and identifiable intangible asset impairments.  We exclude non-cash goodwill and identifiable intangible asset impairment charges because we believe including them does not reflect the ongoing operating performance of our operating businesses.

•

Severance and restructuring.  We exclude severance costs from planned reduction in force initiatives associated with restructuring activities intended to adjust our cost structure in response to changes in the business environment.  We believe these costs do not reflect the underlying performance of our operating businesses.  We do not exclude severance costs that are not associated with such restructuring activities.

•

Loss (income) of newly acquired, constructed or divested businesses.  The acquisition and construction of new businesses is an element of our growth strategy.  Many of the businesses we acquire have a history of operating losses and continue to generate operating losses in the months that follow our acquisition.  Newly constructed or developed businesses also generate losses while in their start-up phase.  We view these losses as both temporary and an expected component of our long-term investment in the new venture.  We adjust these losses when computing Adjusted EBITDA in order to better analyze the performance of our mature ongoing business.  The activities of such businesses are adjusted when computing Adjusted EBITDA until such time as a new business generates positive Adjusted EBITDA.  The divestiture of underperforming or non-strategic facilities is also an element of our business strategy.  We eliminate the results of divested facilities beginning in the quarter in which they become divested.  We view the income or losses associated with the wind-down of such divested facilities as not indicative of the performance of our ongoing operating business.

•

Stock-based compensation.  We exclude stock-based compensation expense because it does not result in an outlay of cash and such non-cash expenses do not reflect the underlying performance of our operating businesses.

•

Regulatory defense and related costs.  We exclude the costs of investigating and defending the inherited legal matters associated with prior transactions.  We believe these costs are non-recurring in nature as they will no longer be recognized following the final settlement of these matters. Also, we do not believe the excluded costs reflect underlying performance of our operating businesses.

•

Other non-recurring costs.  In the three and six months ended June 30, 2019 and June 30, 2018, we excluded an insurance recovery and costs related to the hurricane events of fiscal year 2017.  We do not believe the excluded costs reflect the performance of our ongoing operating business.

See the reconciliation of net loss attributable to Genesis Healthcare, Inc. to EBITDA and Adjusted EBITDA included herein.

Adjusted EBITDAR

We use Adjusted EBITDAR as one measure in determining the value of prospective acquisitions or divestitures.  Adjusted EBITDAR is also a commonly used measure to estimate the enterprise value of businesses in the healthcare industry. In addition, financial covenants in our lease agreements use Adjusted EBITDAR as a measure of compliance.

The adjustments made and previously described in the computation of Adjusted EBITDA are also made when computing Adjusted EBITDAR.  See the reconciliation of net loss attributable to Genesis Healthcare, Inc. to Adjusted EBITDAR included herein.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO GENESIS HEALTHCARE, INC. TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

(IN THOUSANDS)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Net loss attributable to Genesis Healthcare, Inc.	$(4,819)	$(39,612)	$(20,082)	$(108,150)
Adjustments to compute EBITDA:
Net loss attributable to noncontrolling interests	(4,164)	(23,245)	(13,983)	(63,380)
Depreciation and amortization expense	28,268	63,495	66,463	114,998
Interest expense	52,975	117,955	104,491	232,992
Income tax benefit	(162)	(886)	(111)	(539)
EBITDA	$72,098	$117,707	136,778	175,921
Adjustments to compute Adjusted EBITDA:
(Gain) loss on early extinguishment of debt	(24)	(501)	(24)	9,785
Other income	(23,413)	(22,220)	(40,330)	(22,152)
Transaction costs	8,823	3,112	10,084	15,207
Long-lived asset impairments	900	27,257	900	55,617
Goodwill and identifiable intangible asset impairments	—	1,132	—	1,132
Severance and restructuring	673	3,493	2,119	6,333
Loss (income) of newly acquired, constructed, or divested businesses	865	(925)	2,744	2,175
Stock-based compensation	1,748	2,129	3,835	4,556
Regulatory defense and related costs	—	31	—	140
Other non-recurring costs	(237)	—	(237)	47
Adjusted EBITDA	$61,433	$131,215	$115,869	$248,761

Additional lease payments not included in GAAP lease expense	$11,302	$74,564	$24,869	$152,496
Total cash lease payments made pursuant to operating leases, finance leases and financing obligations	105,888	106,675	213,516	217,678

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO GENESIS HEALTHCARE, INC. TO ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Net loss attributable to Genesis Healthcare, Inc.	$(4,819)	$(39,612)	$(20,082)	$(108,150)
Adjustments to compute Adjusted EBITDAR:
Net loss attributable to noncontrolling interests	(4,164)	(23,245)	(13,983)	(63,380)
Depreciation and amortization expense	28,268	63,495	66,463	114,998
Interest expense	52,975	117,955	104,491	232,992
Income tax benefit	(162)	(886)	(111)	(539)
Lease expense	94,586	32,111	188,647	65,182
(Gain) loss on early extinguishment of debt	(24)	(501)	(24)	9,785
Other income	(23,413)	(22,220)	(40,330)	(22,152)
Transaction costs	8,823	3,112	10,084	15,207
Long-lived asset impairments	900	27,257	900	55,617
Goodwill and identifiable intangible asset impairments	—	1,132	—	1,132
Severance and restructuring	673	3,493	2,119	6,333
Loss (income) of newly acquired, constructed, or divested businesses	865	(925)	2,744	2,175
Stock-based compensation	1,748	2,129	3,835	4,556
Regulatory defense and related costs	—	31	—	140
Other non-recurring costs	(237)	—	(237)	47
Adjusted EBITDAR	$156,019	$163,326	$304,516	$313,943